As filed with the Securities and Exchange Commission on November 9, 2006 Registration No. ___________
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
___________________________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRIMBLE NAVIGATION LIMITED
(Exact Name of Registrant as Specified in Its Charter)
California (State or Other Jurisdiction of Incorporation or Organization)	94-2802192 (I.R.S. Employer Identification No.)

935 Stewart Drive
Sunnyvale, California 94085
(Address of Principal Executive Offices, Including Zip Code)

1988 EMPLOYEE STOCK PURCHASE PLAN
2002 STOCK PLAN
(Full Title of the Plans)

Irwin L. Kwatek
Vice President, General Counsel
Trimble Navigation Limited
935 Stewart Drive
Sunnyvale, California 94085
(Name and Address of Agent For Service)

(408) 481-8000
(Telephone Number, including Area Code, of Agent For Service)

Copies to:
Thomas J. Ivey
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Suite 1100
Palo Alto, California 94301
(650) 470-4500

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value, to be issued under the 1988 Employee Stock Purchase Plan (1)(3)	450,000	$44.77	$20,148,750	$2155.92
Common Stock, no par value, to be issued under the 2002 Stock Plan (1)(3)	1,500,000	$44.77	$67,162,500	$7186.39
Rights to Purchase Preferred Stock of Registrant			N/A	N/A

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Registrant's 1988 Employee Stock Purchase Plan or 2002 Stock Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”) on the basis of the average of the high and low sale prices for a share of common stock of Trimble Navigation Limited as reported on the Nasdaq National Market on November 3, 2006.

(3) Includes rights ("Rights") to purchase shares of the Registrant's Series A Participating Preferred Stock, issuable pursuant to that certain Rights Agreement between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated February 18, 1999, as amended September 10, 2004.  The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 450,000 shares under the Registrant's 1988 Employee Stock Purchase Plan and an additional 1,500,000 shares under the Registrant's 2002 Stock Plan. Pursuant to such Instruction E, the contents of the Registrant's Forms S-8, on Registration Statement No. 33-39647 filed with the Commission on April 2, 1991, Registration Statement No. 33-57522 filed with the Commission on January 28, 1993, Registration Statement No. 33-78502 filed with the Commission on May 3, 1994, Registration Statement No. 33-91858 filed with the Commission on May 3, 1995, Registration Statement No. 333-04670 filed with the Commission on May 3, 1996, Registration Statement No. 333-28429 filed with the Commission on June 3, 1997, Registration Statement No. 333-53703 filed with the Commission on May 27, 1998, Registration Statement No. 333-84949 filed with the Commission on August 11, 1999, Registration Statement No. 333-38264 filed with the Commission on May 31, 2000, Registration Statement No. 333-65758 filed with the Commission on July 24, 2001, Registration Statement No. 33-97979 filed with the Commission on August 13, 2002, and Registration Statement No. 001-14845 filed with the Commission on August 13, 2004 are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(a) The Registrant's Annual Report on Form 10-K, for the fiscal year ended December 30, 2005, filed on March 10, 2006;

(b) The Registrant’s Current Reports on Form 8-K, filed on January 24, 2006; April 19, 2006; July 25, 2006; September 15, 2006; and October 24, 2006;

(c) The Registrant’s Definitive Proxy Statement filed on April 10, 2006;

(d) Registrant’s Quarterly Reports on Form 10-Q filed May 4, 2006, August 7, 2006 and November 3, 2006;

(e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 15, 1990, and any amendment or report filed for the purpose of updating such description; and

(f) The description of certain dividend rights on the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on February 18, 1999.

Item 4. Description of Securities

 Not applicable.

Item 5. Interests of Named Experts and Counsel

Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, will pass upon the validity of the shares of Common Stock offered hereby.

Item 6. Indemnification of Directors and Officers

Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. The Registrant's bylaws provide that the Registrant will indemnify the Registrant's directors and officers and may indemnify the Registrant's employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by California law. The Registrant is also empowered under its bylaws to enter into indemnification agreements with the Registrant's directors and officers and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify. The Registrant has entered into indemnification agreements with each of the Registrant's current directors and executive officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law. In addition, the Registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits
Exhibit No.	Description of Exhibit
4.1	1988 Employee Stock Purchase Plan, as amended.
4.2	2002 Stock Plan including forms of Option Agreements, as amended.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 9. Undertakings

1.    The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on this 9th day of November 2006.

Trimble Navigation Limited By: /s/ Steven W. Berglund Name: Steven W. Berglund Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Steven W. Berglund and Irwin L. Kwatek, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven W. Berglund Steven W. Berglund	President, Chief Executive Office & Director (Principal Executive Officer)	November 9, 2006
/s/ Rajat Bahri Rajat Bahri	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	November 9, 2006
/s/ Robert S. Cooper Robert S. Cooper	Director	November 3, 2006
/s/ John B. Goodrich John B. Goodrich	Director	November 6, 2006
/s/ William Hart William Hart	Director	November 2, 2006
_______________________________ Ulf Johansson	Director	_________, 2006
/s/ Bradford W. Parkinson Bradford W. Parkinson	Director	November 3, 2006
_______________________________ Nickolas W. Vande Steeg	Director	_________, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	1988 Employee Stock Purchase Plan, as amended.
4.2	2002 Stock Plan including forms of Option Agreements, as amended.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).